AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER is made as of the 20th day of April, 2007

AMONG:

TECH LABORATORIES, INC., a corporation formed pursuant to the laws of the State of New Jersey and having an office for business located at 1818 North Farwell Avenue, Milwaukee, Wisconsin 53202

(“Tech Lab”)

AND:

RENEWAL FUELS ACQUISITIONS, INC., a corporation formed pursuant to the laws of the State of Delaware and a wholly owned subsidiary of Tech Lab

(the "Acquirer")

AND:

RENEWAL FUELS, INC., a corporation formed pursuant to the laws of the State of Delaware and having an office for business located at 1818 North Farwell Avenue, Milwaukee, Wisconsin 53202

("Renewal")

WHEREAS:

A. Renewal is a Delaware corporation engaged in the business of development and marketing personal biodiesel processors which produce less than 200 gallons per day;

B. The Renewal Shareholders own an aggregate of Five Million Seven Hundred Twenty Seven Thousand Nine Hundred Seventy Nine (5,727,979) Renewal Shares, being 100% of the presently issued and outstanding Renewal Shares;

C. Tech Lab is a reporting company whose common stock is quoted on the OTC Bulletin Board and which has been engaged in a search for potential merger candidates; and

D. The respective Boards of Directors of Tech Lab, Renewal and the Acquirer deem it advisable and in the best interests of Tech Lab, Renewal and the Acquirer that the Acquirer merge with and into Renewal (the "Merger") pursuant to this Agreement and the Certificate of Merger, and the applicable provisions of the laws of the State of Delaware.

NOW THEREFORE, WITNESSETH THAT in consideration of the premises and the mutual covenants, agreements, representations and warranties contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE 1
DEFINITIONS AND INTERPRETATION

Definitions

1.1 In this Agreement the following terms will have the following meanings:

(a)	“Acquisition Shares” means the 343,610 Tech Lab Preferred Shares, which shares are to be issued and delivered to the Renewal Shareholders at Closing pursuant to the terms of the Merger;

(b)	“Agreement” means this agreement and plan of merger among Tech Lab, the Acquirer, Renewal, and the Renewal Shareholders;

(c)	“DGCL” means the Delaware General Corporation Law;

(d)	“Closing” means the completion, on the Closing Date, of the transactions contemplated hereby in accordance with Article 9 hereof;

(e)
“Closing Date” means the day on which all conditions precedent to the completion of the transaction as contemplated hereby have been satisfied or waived and which shall occur no later than April 18, 2007, unless such date is extended by written agreement of the parties;

(f)	“Commission” means the Securities and Exchange Commission;

(g)
“Effective Time” means the date of the filing of an appropriate Certificate of Merger in the form required by the State of Delaware provided that the Merger shall become effective as provided in the DGCL;

(h)	“Exchange Act” means the Securities Exchange Act of 1934, as amended;

(i)	“Merger” means the merger, at the Effective Time, of Renewal and the Acquirer pursuant to this Agreement;

(j)	“Place of Closing” means such place as Tech Lab and Renewal may mutually agree upon;

(k)	“SEC Reports” means all forms, reports and documents filed and required to be filed by Tech Lab with the Commission under the Exchange Act from June 7, 2002 through the date hereof;

(l)	“Securities Act” means the Securities Act of 1933, as amended;

(m)	“Surviving Company” means Renewal following the merger with the Acquirer;

(n)
“Renewal Accounts Payable and Liabilities” means all accounts payable and liabilities of Renewal, due and owing or otherwise constituting a binding obligation of Renewal (other than a Renewal Material Contract) as of December 31, 2006;

(o)	“Renewal Accounts Receivable” means all accounts receivable and other amounts owing to Renewal, as of December 31, 2006;

(p)
“Renewal Assets” means all the property and assets of the Renewal Business of every kind and description wherever situated including, without limitation, Renewal Equipment, Renewal Inventory, Renewal Material Contracts, Renewal Accounts Receivable, Renewal Cash, Renewal Intangible Assets and Renewal Goodwill, and all credit cards, charge cards and banking cards issued to Renewal;

(q)	“Renewal Bank Accounts” means all of the bank accounts, lock boxes and safety deposit boxes of Renewal or relating to the Renewal Business;

(r)	“Renewal Business” means all aspects of the business conducted by Renewal;

(s)	“Renewal Cash” means all cash on hand or on deposit to the credit of Renewal on the Closing Date, subject to reduction pursuant to Section 7.1(f) below;

(t)
“Renewal Debt to Related Parties” means the debts owed by Renewal to any of the Renewal Shareholders or to any family member thereof, or to any affiliate, director or officer of Renewal or the Renewal Shareholders;

(u)	“Renewal Equipment” means all machinery, equipment, furniture, and furnishings used in the Renewal Business;

(v)
“Renewal Financial Statements” means collectively, the auditedfinancial statements of Renewal for the period ended December 31, 2006, which shall be delivered at Closing, all of which will be prepared in accordance with United States generally accepted accounting principles and the requirements of Item 310 of Regulation SB as promulgated by the Securities and Exchange Commission;

(w)
“Renewal Goodwill” means the goodwill of the Renewal Business together with the exclusive right of Tech Lab to represent itself as carrying on the Renewal Business in succession of Renewal subject to the terms hereof, and the right to use any words indicating that the Renewal Business is so carried on including the right to use the name "Renewal Fuels” or any variation thereof as part of the name of or in connection with the Renewal Business or any part thereof carried on or to be carried on by Renewal, the right to all corporate, operating and trade names associated with the Renewal Business, or any variations of such names as part of or in connection with the Renewal Business, all telephone listings and telephone advertising contracts, all lists of customers, books and records and other information relating to the Renewal Business, all necessary licenses and authorizations and any other rights used in connection with the Renewal Business;

(x)	“Renewal Insurance Policies” means the public liability insurance and insurance against loss or damage to Renewal Assets and the Renewal Business;

(y)
“Renewal Intangible Assets” means all of the intangible assets of Renewal, including, without limitation, Renewal Goodwill, all trademarks, logos, copyrights, designs, and other intellectual and industrial property of Renewal;

(z)	“Renewal Inventory” means all inventory and supplies of the Renewal Business as of December 31, 2006 as increased or decreased in the ordinary course of business;

(aa)
“Renewal Material Contracts” means the burden and benefit of and the right, title and interest of Renewal in, to and under all trade and non-trade contracts, engagements or commitments, whether written or oral, to which Renewal is entitled in connection with the Renewal Business under which Renewal is obligated to pay or entitled to receive the sum of Ten Thousand Dollars ($10,000) or more annually including, without limitation, any pension plans, profit sharing plans, bonus plans, loan agreements, security agreements, indemnities and guarantees, any agreements with employees, lessees, licensees, managers, accountants, suppliers, agents, distributors, officers, directors, attorneys or others which cannot be terminated without liability on not more than one month's notice; and

(bb)	“Renewal Shares” means all of the issued and outstanding shares of Renewal's equity stock;

(cc)	“Tech Lab Business” means all aspects of any business conducted by Tech Lab and its subsidiaries;

(dd)	“Tech Lab Common Shares” means the shares of common stock in the capital of Tech Lab;

(ee)	“Tech Lab Preferred Shares” means the shares of Tech Labs series A preferred stock; and.

(ff)	“Tech Lab Financial Statements” means, collectively, the audited consolidated financial statements of Tech Lab for the two fiscal years ended December 31, 2005 and 2006.

Any other terms defined within the text of this Agreement will have the meanings so ascribed to them.

Captions and Section Numbers

1.2 The headings and section references in this Agreement are for convenience of reference only and do not form a part of this Agreement and are not intended to interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.

Section References and Schedules

1.3 Any reference to a particular “Article”, “section”, “paragraph”, “clause” or other subdivision is to the particular Article, section, clause or other subdivision of this Agreement and any reference to a Schedule by letter will mean the appropriate Schedule attached to this Agreement and by such reference the appropriate Schedule is incorporated into and made part of this Agreement.

Severability of Clauses

1.4 If any part of this Agreement is declared or held to be invalid for any reason, such invalidity will not affect the validity of the remainder which will continue in full force and effect and be construed as if this Agreement had been executed without the invalid portion, and it is hereby declared the intention of the parties that this Agreement would have been executed without reference to any portion which may, for any reason, be hereafter declared or held to be invalid.

ARTICLE 2
THE MERGER

The Merger

2.1 At Closing, the Acquirer shall be merged with and into Renewal pursuant to this Agreement and the separate corporate existence of the Acquirer shall cease and Renewal, as it exists from and after the Closing, shall be the Surviving Company.

Effect of the Merger

2.2 The Merger shall have the effect provided therefore by the DGCL. Without limiting the generality of the foregoing, and subject thereto, at Closing (i) all the rights, privileges, immunities, powers and franchises, of a public as well as of a private nature, and all property, real, personal and mixed, and all debts due on whatever account, including without limitation subscriptions to shares, and all other choices in action, and all and every other interest of or belonging to or due to Renewal or the Acquirer, as a group, subject to the terms hereof, shall be taken and deemed to be transferred to, and vested in, the Surviving Company without further act or deed; and all property, rights and privileges, immunities, powers and franchises and all and every other interest shall be thereafter as effectually the property of the Surviving Company, as they were of Renewal and the Acquirer, as a group, and (ii) all debts, liabilities, duties and obligations of Renewal and the Acquirer, as a group, subject to the terms hereof, shall become the debts, liabilities and duties of the Surviving Company and the Surviving Company shall thenceforth be responsible and liable for all debts, liabilities, duties and obligations of Renewal and the Acquirer, as a group, and neither the rights of creditors nor any liens upon the property of Renewal or the Acquirer, as a group, shall be impaired by the Merger, and may be enforced against the Surviving Company.

Articles of Incorporation; Bylaws; Directors and Officers

2.3 The Articles of Incorporation of the Surviving Company from and after the Closing shall be the Articles of Incorporation of Renewal as in effect immediately prior to the Closing until thereafter amended in accordance with the provisions therein and as provided by the applicable provisions of the DGCL. The Bylaws of the Surviving Company from and after the Closing shall be the Bylaws of Renewal as in effect immediately prior to the Closing, continuing until thereafter amended in accordance with their terms, the Articles of Incorporation of the Surviving Company and as provided by the DGCL. The sole director of the Acquirer at the Effective Time shall be the sole director of the Surviving Company.

Conversion of Securities

2.4 At the Effective Time, by virtue of the Merger and without any action on the part of the Acquirer, Renewal or the Renewal Shareholders, the shares of capital stock of each of Renewal and the Acquirer shall be converted as follows:

(a)
Capital Stock of the Acquirer. Each issued and outstanding share of the Acquirer's capital stock shall continue to be issued and outstanding and shall be converted into one share of validly issued, fully paid, and non-assessable common stock of the Surviving Company. Each stock certificate of the Acquirer evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Company.

(b)
Conversion of Renewal Shares. Each Renewal Share that is issued and outstanding at the Effective Time shall automatically be cancelled and extinguished and converted, without any action on the part of the holder thereof, into the right to receive at the time and in the amounts described in this Agreement an amount of Acquisition Shares equal to the number of Acquisition Shares divided by the number of the Renewal Shares outstanding immediately prior to Closing. All such Renewal Shares, when so converted, shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the Acquisition Shares paid in consideration therefor upon the surrender of such certificate in accordance with this Agreement.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES
OF TECH LAB

Representations and Warranties

3.1 Tech Lab and the Acquirer jointly and severally represent and warrant in all material respects to Renewal, with the intent that Renewal will rely thereon in entering into this Agreement and in approving and completing the transactions contemplated hereby, that:

Tech Lab - Corporate Status and Capacity

(a)
Incorporation. Tech Lab is a corporation duly incorporated and validly existing under the laws of the State of New Jersey, and is in good standing with the office of the Secretary of State for the State of New Jersey;

(b)
Carrying on Business. Tech Lab currently does not carry on any material business activity in any jurisdiction. The nature of the Tech Lab Business does not require Tech Lab to register or otherwise be qualified to carry on business in any jurisdiction ;

(c)	Corporate Capacity. Tech Lab has the corporate power, capacity and authority to own its assets and to enter into and complete this Agreement;

(d)
Reporting Status; Listing. Tech Lab’s common stock is registered under Section 12(b) or 12(g) of the Exchange Act and Tech Lab is required to file current reports with the Commission pursuant to section 13(a) of the Exchange Act. The Tech Lab Common Shares are quoted on the OTC Bulletin Board under the symbol “TLBT”;

(e)
SEC Reports. Tech Lab has filed all SEC Reports with the Commission under the Exchange Act. The SEC Reports, at the time filed, complied as to form in all material respects with the requirements of the Exchange Act. None of the SEC Reports, including without limitation any financial statements or schedules included therein, contains any untrue statements of a material fact or omits to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading;

Acquirer - Corporate Status and Capacity

(f)
Incorporation. The Acquirer is a corporation duly incorporated and validly existing under the laws of the State of Delaware, and is in good standing with the office of the Secretary of State for the State of Delaware;

(g)	Carrying on Business. Other than corporate formation and organization, the Acquirer has not carried on business activities to date.

(h)	Corporate Capacity. The Acquirer has the corporate power, capacity and authority to enter into and complete this Agreement;

Tech Lab - Capitalization

(i)
Authorized Capital. The authorized capital of Tech Lab consists of 3,000,000,000 Tech Lab Common Shares, $0.01 par value, 343,610 shares of Tech Labs Preferred Stock, $.01 par value, and 19,656,390 shares of preferred stock, $0.01 par value, of which 10,100,201 Tech Lab Common Shares are presently issued and outstanding;

(j)
No Option. Except as set forth in the SEC Reports, no person, firm or corporation has any agreement or option or any right capable of becoming an agreement or option for the acquisition of Tech Lab Common Shares or for the purchase, subscription or issuance of any of the unissued shares in the capital of Tech Lab;

Acquirer - Capitalization

(k)
Authorized Capital. The authorized capital of the Acquirer consists of 200 shares of common stock, of which 200 shares of common stock are presently issued and outstanding and which are owned by Tech Lab;

(l)
No Option. No person, firm or corporation has any agreement or option or any right capable of becoming an agreement or option for the acquisition of any common or preferred shares in Acquirer or for the purchase, subscription or issuance of any of the unissued shares in the capital of Acquirer;

Tech Lab - Records and Financial Statements

(m)
Charter Documents. The charter documents of Tech Lab and the Acquirer have not been altered since the incorporation of each, respectively, except as filed in the record books of Tech Lab or the Acquirer, as the case may be;

(n)
Corporate Minute Books. Tech Lab and its subsidiaries are not in violation or breach of, or in default with respect to, any term of their respective Certificates of Incorporation (or other charter documents) or by-laws;

(o)
Tech Lab Financial Statements. The Tech Lab Financial Statements present fairly, in all material respects, the assets and liabilities (whether accrued, absolute, contingent or otherwise) of Tech Lab, on a consolidated basis, as of the respective dates thereof, and the results of operations and changes in financial position of Tech Lab during the periods covered thereby, in all material respects and have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods indicated;

(p)
Tech Lab Accounts Payable and Liabilities. There are no material liabilities, contingent or otherwise, of Tech Lab or its subsidiaries which are not reflected in the Tech Lab Financial Statements except those incurred in the ordinary course of business since the date of the Tech Lab Financial Statements, and neither Tech Lab nor its subsidiaries have guaranteed or agreed to guarantee any debt, liability or other obligation of any person, firm or corporation;

(q)
Tech Lab Accounts Receivable. All the accounts receivable of Tech Lab result from bona fide business transactions and services actually rendered without, to the knowledge and belief of Tech Lab, any claim by the obligor for set-off or counterclaim;

(r)
No Debt to Related Parties. Neither Tech Lab nor its subsidiaries are, and on Closing will not be, materially indebted to any affiliate, director or officer of Tech Lab except for accounts payable on account of bona fide business transactions of Tech Lab incurred in the normal course of the Tech Lab Business, including employment agreements, none of which are more than thirty (30) days in arrears;

(s)
No Related Party Debt to Tech Lab. No director or officer or affiliate of Tech Lab is now indebted to or under any financial obligation to Tech Lab or its subsidiaries on any account whatsoever, except for advances on account of travel and other expenses not exceeding Five Thousand Dollars ($5,000) in total;

(t)	No Dividends. No dividends or other distributions on any shares in the capital of Tech Lab have been made, declared or authorized since the date of the Tech Lab Financial Statements;

(u)
No Payments. No payments of any kind have been made or authorized since the date of the Tech Lab Financial Statements to or on behalf of officers, directors, shareholders or employees of Tech Lab or its subsidiaries or under any management agreements with Tech Lab or its subsidiaries, except payments made in the ordinary course of business and at the regular rates of salary or other remuneration payable to them;

(v)	No Pension Plans. There are no pension, profit sharing, group insurance or similar plans or other deferred compensation plans affecting Tech Lab or its subsidiaries;

(w)	No Adverse Events. Since December 31, 2006,

(i)
there has not been any material adverse change in the properties, results of operations, financial position or condition (financial or otherwise) of Tech Lab, its subsidiaries, its assets or liabilities or any damage, loss or other change in circumstances materially affecting Tech Lab, the Tech Lab Business or Tech Lab’ right to carry on the Tech Lab Business, other than non-material changes in the ordinary course of business,

(ii)	there has not been any damage, destruction, loss or other event (whether or not covered by insurance) materially and adversely affecting Tech Lab, its subsidiaries, or the Tech Lab Business,

(iii)
there has not been any material increase in the compensation payable or to become payable by Tech Lab to any of Tech Lab’ officers, employees or agents or any bonus, payment or arrangement made to or with any of them,

(iv)	the Tech Lab Business has been and continues to be carried on in the ordinary course,

(v)	Tech Lab has not waived or surrendered any right of material value,

(vi)
Neither Tech Lab nor its subsidiaries have discharged, satisfied or paid any lien or encumbrance or obligation or liability other than current liabilities in the ordinary course of business, except for the settlement of litigation with Stursberg & Veith; and

(vii)	no capital expenditures in excess of Ten Thousand Dollars ($10,000) individually or Thirty Thousand Dollars ($30,000) in total have been authorized or made by Tech Lab.

Tech Lab - Income Tax Matters

(x)
Tax Returns. All tax returns and reports of Tech Lab and its subsidiaries required by law to be filed have been filed and are true, complete and correct, and any taxes payable in accordance with any return filed by Tech Lab and its subsidiaries or in accordance with any notice of assessment or reassessment issued by any taxing authority have been so paid;

(y)
Current Taxes. Adequate provisions have been made for taxes payable for the current period for which tax returns are not yet required to be filed and there are no agreements, waivers, or other arrangements providing for an extension of time with respect to the filing of any tax return by, or payment of, any tax, governmental charge or deficiency by Tech Lab or its subsidiaries. Tech Lab is not aware of any contingent tax liabilities or any grounds which would prompt a reassessment including aggressive treatment of income and expenses in filing earlier tax returns;

Tech Lab - Applicable Laws and Legal Matters

(z)
Licenses. Tech Lab and its subsidiaries hold all licenses and permits as may be requisite for carrying on the Tech Lab Business in the manner in which it has heretofore been carried on, which licenses and permits have been maintained and continue to be in good standing except where the failure to obtain or maintain such licenses or permits would not have a material adverse effect on the Tech Lab Business;

(aa)
Applicable Laws. Neither Tech Lab nor its subsidiaries have been charged with or received notice of breach of any laws, ordinances, statutes, regulations, by-laws, orders or decrees to which they are subject or which apply to them the violation of which would have a material adverse effect on the Tech Lab Business, and to Tech Lab’ knowledge, neither Tech Lab nor its subsidiaries are in breach of any laws, ordinances, statutes, regulations, bylaws, orders or decrees the contravention of which would result in a material adverse impact on the Tech Lab Business;

(bb)
Pending or Threatened Litigation. Except as set forth in the SEC Reports, there is no material litigation or administrative or governmental proceeding pending or threatened against or relating to Tech Lab, its subsidiaries, or the Tech Lab Business nor does Tech Lab have any knowledge of any act or omission of Tech Lab or its subsidiaries that would form any material basis for any such action or proceeding;

(cc)
No Bankruptcy. Neither Tech Lab nor its subsidiaries have made any voluntary assignment or proposal under applicable laws relating to insolvency and bankruptcy and no bankruptcy petition has been filed or presented against Tech Lab or its subsidiaries and no order has been made or a resolution passed for the winding-up, dissolution or liquidation of Tech Lab or its subsidiaries;

(dd)
Labor Matters. Neither Tech Lab nor its subsidiaries are party to any collective agreement relating to the Tech Lab Business with any labor union or other association of employees and no part of the Tech Lab Business has been certified as a unit appropriate for collective bargaining or, to the knowledge of Tech Lab, has made any attempt in that regard;

(ee)
Finder's Fees. Neither Tech Lab nor its subsidiaries are party to any agreement which provides for the payment of finder's fees, brokerage fees, commissions or other fees or amounts which are or may become payable to any third party in connection with the execution and delivery of this Agreement and the transactions contemplated herein;

Execution and Performance of Agreement

(ff)
Authorization and Enforceability. The execution and delivery of this Agreement, and the completion of the transactions contemplated hereby, have been duly and validly authorized by all necessary corporate action on the part of Tech Lab and the Acquirer;

(gg)	No Violation or Breach. The execution and performance of this Agreement will not:

(i)
violate the charter documents of Tech Lab or the Acquirer or result in any breach of, or default under, any loan agreement, mortgage, deed of trust, or any other agreement to which Tech Lab or its subsidiaries are party,

(ii)	give any person any right to terminate or cancel any agreement or any right or rights enjoyed by Tech Lab or its subsidiaries,

(iii)	result in any alteration of Tech Lab’ or its subsidiaries’ obligations under any agreement to which Tech Lab or its subsidiaries are party,

(iv)	result in the creation or imposition of any lien, encumbrance or restriction of any nature whatsoever in favor of a third party upon or against the assets of Tech Lab,

(v)	result in the imposition of any tax liability to Tech Lab or its subsidiaries relating to the assets of Tech Lab, or

(vi)	violate any court order or decree to which either Tech Lab or its subsidiaries is subject;

The Tech Lab Business

(hh)
Maintenance of Business. Since the date of the Tech Lab Financial Statements, Tech Lab and its subsidiaries have not entered into any material agreement or commitment except in the ordinary course and except as disclosed herein or in the Tech Lab SEC Reports;

(ii)
Subsidiaries. Except for the Acquirer, Tech Lab does not own any subsidiaries and does not otherwise own, directly or indirectly, any shares or interest in any other corporation, partnership, joint venture or firm;

Tech Lab - Acquisition Shares

(jj)
Acquisition Shares. The Acquisition Shares when delivered to the holders of Renewal Shares pursuant to the Merger shall be validly issued and outstanding as fully paid and non-assessable shares and the Acquisition Shares shall be transferable upon the books of Tech Lab, in all cases subject to the provisions and restrictions of all applicable securities laws; and

(kk)
Securities Law Compliance. Except as set forth in the SEC Reports, Tech Lab has not issued any shares of its common stock (or securities convertible into or exercisable for shares of common stock). Neither Tech Lab nor any person acting on its behalf has taken or will take any action (including, without limitation, any offering of any securities of Tech Lab under circumstances which would require the integration of such offering with the offering of the Acquisition Shares issued to the Renewal Shareholders) which subject the issuance or sale of such shares to the Renewal Shareholders to the registration requirements of Section 5 of the Securities Act.

Non-Merger and Survival

3.2 The representations and warranties of Tech Lab and the Acquirer contained herein are true and correct as of the date of this Agreement and will be true at and as of Closing in all material respects as though such representations and warranties were made as of such time. Notwithstanding the completion of the transactions contemplated hereby, the waiver of any condition contained herein (unless such waiver expressly releases a party from any such representation or warranty) or any investigation made by the Renewal Shareholders, the representations and warranties of Tech Lab shall survive the Closing for a period of two (2) years.

Indemnity

3.3 Tech Lab shall defend, indemnify and save harmless the Renewal Shareholders from and against any and all claims, demands, actions, suits, proceedings, assessments, judgments, damages, costs, losses and expenses, including any payment made in good faith in settlement of any claim (subject to the right of Tech Lab to defend any such claim), resulting from the breach by it of any representation or warranty made under this Agreement or from any misrepresentation in or omission from any certificate or other instrument furnished or to be furnished by Tech Lab and/or the Acquirer to the Renewal Shareholders hereunder provided that each individual claim or series of related claims exceeds Five Thousand Dollars ($5,000).

ARTICLE 4
COVENANTS OF TECH LAB

Covenants

4.1 Tech Lab covenants and agrees with Renewal that Tech Lab will:

(a)
Conduct of Business. Until the Closing, conduct its business diligently and in the ordinary course consistent with the manner in which it generally has been operated up to the date of execution of this Agreement;

(b)
Access. Until the Closing, give the Renewal Shareholders and their representatives full access to all of the properties, books, contracts, commitments and records of Tech Lab, and furnish to the Renewal Shareholders and their representatives all such information as they may reasonably request;

(c)	Procure Consents. Until the Closing, take all reasonable steps required to obtain, prior to Closing, any and all third party consents required to permit the Merger;

(d)	Public Information. Make and keep public information available, as those terms are understood and defined in Rule 144; and

(e)	SEC Filings. File with the Commission in a timely manner, all reports and other documents required of Tech Lab under either the Securities Act or the Exchange Act.

Authorization

4.2   Tech Lab hereby agrees to authorize and direct any and all federal, state, municipal, foreign and international governments and regulatory authorities having jurisdiction respecting Tech Lab and its subsidiaries to release any and all information in their possession respecting Tech Lab and its subsidiaries to Renewal. Tech Lab shall promptly execute and deliver to Renewal any and all consents to the release of information and specific authorizations which Renewal reasonably requires to gain access to any and all such information.

Reports Under the Exchange Act

4.3   With a view to making available to the Renewal Shareholders the benefits of Rule 144 promulgated under the Securities Act or any other similar rule or regulation of the Commission that may at any time permit the Renewal Shareholders to sell securities of Tech Lab to the public without registration and without imposing restrictions arising under the federal securities laws on the purchases thereof (“Rule 144”), and provided that the one year holding period imposed by paragraph d of Rule 144 has been met, Tech Lab agrees to furnish to each Renewal Shareholder, so long as such Renewal Shareholder owns Tech Lab Common Shares, promptly upon request, (i) a written statement by Tech Lab that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of Tech Lab and such other reports and documents so filed by Tech Lab, and (iii) such other information as may be reasonably requested to permit the Renewal Shareholders to sell such securities pursuant to Rule 144 without registration.

Survival

4.4 The covenants set forth in this Article shall survive the Closing for the benefit of the Renewal Shareholders.

ARTICLE 5
REPRESENTATIONS AND WARRANTIES OF
RENEWAL

Representations and Warranties

5.1 Renewal represents and warrants in all material respects to Tech Lab, with the intent that it will rely thereon in entering into this Agreement and in approving and completing the transactions contemplated hereby, that:

Renewal - Corporate Status and Capacity

(a)
Incorporation. Renewal is a corporation duly incorporated and validly existing under the laws of the State of Delaware, and is in good standing with the office of the Secretary of State for the State of Delaware;

(b)
Carrying on Business. Renewal carries on business primarily in the State of Nevada and does not carry on any material business activity in any other jurisdiction. The nature of the Renewal Business does not require Renewal to register or otherwise be qualified to carry on business in any other jurisdiction;

(c)
Corporate Capacity. Renewal has the corporate power, capacity and authority to own the Renewal Assets and to carry on the Renewal Business and Renewal has the corporate power, capacity and authority to enter into and complete this Agreement;

Renewal - Capitalization

(d)	Authorized Capital. The authorized capital of Renewal consists of 5,800,000 shares of common stock, $0.01 par value per share;

(e)
Ownership of Renewal Shares. The issued and outstanding share capital of Renewal will on Closing consist of 5,727,979 common shares (being the Renewal Shares), which shares on Closing shall be validly issued and outstanding as fully paid and non-assessable shares. The Renewal Shareholders will be at Closing the registered and beneficial owner of the Renewal Shares. The Renewal Shares owned by the Renewal Shareholders will on Closing be free and clear of any and all liens, charges, pledges, encumbrances, restrictions on transfer and adverse claims whatsoever not created by or through Tech Lab and/or the Acquirer;

(f)
No Option. No person, firm or corporation has any agreement, option, warrant, preemptive right or any other right capable of becoming an agreement or option for the acquisition of Renewal Shares held by the Renewal Shareholders or for the purchase, subscription or issuance of any of the unissued shares in the capital of Renewal;

(g)	No Restrictions. There are no restrictions on the transfer, sale or other disposition of Renewal Shares contained in the charter documents of Renewal or under any agreement;

Renewal - Records and Financial Statements

(h)	Charter Documents. The charter documents of Renewal have not been altered since its incorporation date, except as filed in the record books of Renewal;

(i)
Corporate Minute Books. The corporate minute books of Renewal are complete and each of the minutes contained therein accurately reflect the actions that were taken at a duly called and held meeting or by consent without a meeting. All actions by Renewal which required director or shareholder approval are reflected on the corporate minute books of Renewal. Renewal is not in violation or breach of, or in default with respect to, any term of its Articles of Incorporation (or other charter documents) or by-laws;

(j)
Renewal Financial Statements. The Renewal Financial Statements present fairly, in all material respects, the assets and liabilities (whether accrued, absolute, contingent or otherwise) of Renewal as of the respective dates thereof, and the results of operations and changes in financial position of Renewal during the periods covered thereby, and will be prepared in accordance with generally accepted accounting principles consistently applied throughout the periods indicated;

(k)
Renewal Accounts Payable and Liabilities. There are no material liabilities, contingent or otherwise, of Renewal which are not reflected in the Renewal Financial Statements except those incurred in the ordinary course of business since the date of the Renewal Financial Statements, and Renewal has not guaranteed or agreed to guarantee any debt, liability or other obligation of any person, firm or corporation;

(l)
Renewal Accounts Receivable. All Renewal Accounts Receivable result from bona fide business transactions and services actually rendered without, to the knowledge and belief of Renewal, any claim by the obligor for set-off or counterclaim;

(m)
No Debt to Related Parties. Renewal is not, and on Closing will not be, materially indebted to the Renewal Shareholders nor to any family member thereof, nor to any affiliate, director or officer of Renewal or the Renewal Shareholders except accounts payable on account of bona fide business transactions of Renewal incurred in normal course of Renewal Business;

(n)
No Related Party Debt to Renewal. Neither the Renewal Shareholders nor any director, officer or affiliate of Renewal are now indebted to or under any financial obligation to Renewal on any account whatsoever, except for advances on account of travel and other expenses not exceeding Five Thousand Dollars ($5,000) in total;

(o)	No Dividends. No dividends or other distributions on any shares in the capital of Renewal have been made, declared or authorized since the date of the Renewal Financial Statements;

(p)
No Payments. No payments of any kind have been made or authorized since the date of the Renewal Financial Statements to or on behalf of the Renewal Shareholders or to or on behalf of officers, directors, shareholders or employees of Renewal, except payments made in the ordinary course of business and at the regular rates of salary or other remuneration payable to them;

(q)	No Pension Plans. Except as otherwise disclosed, there are no pension, profit sharing, group insurance or similar plans or other deferred compensation plans affecting Renewal;

(r)	No Adverse Events. Since the date of the Renewal Financial Statements:

(i)
there has not been any material adverse change in the properties, results of operations, financial position or condition of Renewal, its liabilities or the Renewal Assets or any damage, loss or other change in circumstances materially affecting Renewal, the Renewal Business or the Renewal Assets or Renewal’s right to carry on the Renewal Business, other than changes in the ordinary course of business,

(ii)	there has not been any damage, destruction, loss or other event (whether or not covered by insurance) materially and adversely affecting Renewal, the Renewal Business or the Renewal Assets,

(iii)
there has not been any material increase in the compensation payable or to become payable by Renewal to the Renewal Shareholders or to any of Renewal's officers, employees or agents or any bonus, payment or arrangement made to or with any of them except in the ordinary course, or as required by written agreement;

(iv)	the Renewal Business has been and continues to be carried on in the ordinary course,

(v)	Renewal has not waived or surrendered any right of material value,

(vi)	Renewal has not discharged or satisfied or paid any lien or encumbrance or obligation or liability other than current liabilities in the ordinary course of business, and

(vii)	no capital expenditures in excess of Ten Thousand Dollars ($10,000) individually or Thirty Thousand Dollars ($30,000) in total have been authorized or made;

Renewal - Income Tax Matters

(s)
Tax Returns. All tax returns and reports of Renewal required by law to be filed have been filed and to the best of Renewal’s knowledge and belief are true, complete and correct, and any taxes payable in accordance with any return filed by Renewal or in accordance with any notice of assessment or reassessment issued by any taxing authority have been so paid;

(t)
Current Taxes. Adequate provisions have been made for taxes payable for the current period for which tax returns are not yet required to be filed and there are no agreements, waivers, or other arrangements providing for an extension of time with respect to the filing of any tax return by, or payment of, any tax, governmental charge or deficiency by Renewal. Renewal is not aware of any contingent tax liabilities or any grounds which would prompt a reassessment including aggressive treatment of income and expenses in filing earlier tax returns;

Renewal - Applicable Laws and Legal Matters

(u)
Licenses. Renewal holds all licenses and permits as may be requisite for carrying on the Renewal Business in the manner in which it has heretofore been carried on, which licenses and permits have been maintained and continue to be in good standing except where the failure to obtain or maintain such licenses or permits would not have a material adverse effect on the Renewal Business;

(v)
Applicable Laws. Renewal has not been charged with or received notice of breach of any laws, ordinances, statutes, regulations, by-laws, orders or decrees to which it is subject or which applies to it the violation of which would have a material adverse effect on the Renewal Business, and, to Renewal’s knowledge and belief, Renewal is not in breach of any laws, ordinances, statutes, regulations, by-laws, orders or decrees the contravention of which would result in a material adverse impact on the Renewal Business;

(w)
Pending or Threatened Litigation. There is no material litigation or administrative or governmental proceeding pending or threatened against or relating to Renewal, the Renewal Business, or any of the Renewal Assets, nor does Renewal have any knowledge of any deliberate act or omission of Renewal that would form any material basis for any such action or proceeding;

(x)
No Bankruptcy. Renewal has not made any voluntary assignment or proposal under applicable laws relating to insolvency and bankruptcy and no bankruptcy petition has been filed or presented against Renewal and no order has been made or a resolution passed for the winding-up, dissolution or liquidation of Renewal;

(y)
Labor Matters. Renewal is not a party to any collective agreement relating to the Renewal Business with any labor union or other association of employees and no part of the Renewal Business has been certified as a unit appropriate for collective bargaining or, to the knowledge of Renewal, has made any attempt in that regard and Renewal has no reason to believe that any current employees will leave Renewal's employ as a result of this Merger;

(z)
Finder's Fees. Renewal is not a party to any agreement which provides for the payment of finder's fees, brokerage fees, commissions or other fees or amounts which are or may become payable to any third party in connection with the execution and delivery of this Agreement and the transactions contemplated herein;

Execution and Performance of Agreement

(aa)
Authorization and Enforceability. The execution and delivery of this Agreement, and the completion of the transactions contemplated hereby, have been duly and validly authorized by all necessary corporate action on the part of Renewal and the Renewal Shareholders;

(bb)	No Violation or Breach. The execution and performance of this Agreement will not

(i)	violate the charter documents of Renewal or result in any breach of, or default under, any loan agreement, mortgage, deed of trust, or any other agreement to which Renewal is a party,

(ii)	give any person any right to terminate or cancel any agreement including, without limitation, Renewal Material Contracts, or any right or rights enjoyed by Renewal,

(iii)	result in any material alteration of Renewal's obligations under any agreement to which Renewal is a party including, without limitation, the Renewal Material Contracts,

(iv)	result in the creation or imposition of any lien, encumbrance or restriction of any nature whatsoever in favor of a third party upon or against the Renewal Assets,

(v)	result in the imposition of any tax liability to Renewal relating to Renewal Assets or the Renewal Shares, or

(vi)	violate any court order or decree to which Renewal is subject;

Renewal Assets - Ownership and Condition

(cc)
Business Assets. The Renewal Assets comprise all of the property and assets of the Renewal Business, and neither the Renewal Shareholders nor any other person, firm or corporation owns any assets used by Renewal in operating the Renewal Business, whether under a lease, rental agreement or other arrangement;

(dd)	Title. Renewal is the legal and beneficial owner of the Renewal Assets, free and clear of all mortgages, liens, charges, pledges, security interests, encumbrances or other claims whatsoever;

(ee)	No Option. No person, firm or corporation has any agreement or option or a right capable of becoming an agreement for the purchase of any of the Renewal Assets;

(ff)	Renewal Insurance Policies. Renewal maintains the public liability insurance and insurance against loss or damage to the Renewal Assets and the Renewal Business;

(gg)	Renewal Material Contracts. The Renewal Material Contracts constitute all of the material contracts of Renewal;

(hh)
No Default. There has not been any default in any material obligation of Renewal or any other party to be performed under any of Renewal Material Contracts, each of which is in good standing and in full force and effect and unamended, and Renewal is not aware of any default in the obligations of any other party to any of the Renewal Material Contracts, except with respect to the previously due promissory note payable to Biodiesel Solutions, Inc.;

(ii)
No Compensation on Termination. To the best of the Renewal Shareholders’ knowledge, there are no agreements, commitments or understandings relating to severance pay or separation allowances on termination of employment of any employee of Renewal. Renewal is not obliged to pay benefits or share profits with any employee after termination of employment except as required by law;

Renewal Assets - Renewal Equipment

(jj)
Renewal Equipment. The Renewal Equipment has been maintained in a manner consistent with that of a reasonably prudent owner and such equipment is in good working condition, reasonable wear and tear excepted;

Renewal Assets - Renewal Goodwill and Other Assets

(kk)
Renewal Goodwill. Renewal carries on the Renewal Business only under the name "Renewal Fuels, Inc.” and variations thereof and under no other business or trade names. Renewal does not have any knowledge of any infringement by Renewal of any patent, trademark, copyright or trade secret;

The Business of Renewal

(ll)
Maintenance of Business. Since the date of the Renewal Financial Statements, the Renewal Business has been carried on in the ordinary course and Renewal has not entered into any material agreement or commitment except in the ordinary course; and

(mm)	Subsidiaries. Renewal does not have any subsidiaries and does not otherwise own, directly or indirectly, any shares or interest in any other corporation, partnership, joint venture or firm.

Non-Merger and Survival

5.2 The representations and warranties of Renewal contained herein will be true at and as of Closing in all material respects as though such representations and warranties were made as of such time. Notwithstanding the completion of the transactions contemplated hereby, the waiver of any condition contained herein (unless such waiver expressly releases a party from any such representation or warranty) or any investigation made by Tech Lab, the representations and warranties of Renewal shall survive the Closing for a period of two (2) years.

Indemnity

5.3 Renewal agrees to indemnify and save harmless Tech Lab from and against any and all claims, demands, actions, suits, proceedings, assessments, judgments, damages, costs, losses and expenses, including any payment made in good faith in settlement of any claim (subject to the right of Renewal to defend any such claim), resulting from the breach by any of them of any representation or warranty of such party made under this Agreement or from any misrepresentation in or omission from any certificate or other instrument furnished or to be furnished by Renewal to Tech Lab hereunder provided that each individual claim or series of related claims exceeds Five Thousand Dollars ($5,000). Legal fees and other costs of defending and prosecuting this action shall be borne by Renewal. To the extent Renewal prevails in this action, the recovery shall be applied first to reimburse Renewal for expenses incurred in such action, and any remaining balance shall be split between Renewal and the Renewal Shareholders.

ARTICLE 6
COVENANTS OF RENEWAL

Covenants

6.1 Renewal covenants and agrees with Tech Lab that it will:

(a)
Conduct of Business. Until the Closing, conduct the Renewal Business diligently and in the ordinary course consistent with the manner in which the Renewal Business generally has been operated up to the date of execution of this Agreement;

(b)
Preservation of Business. Until the Closing, use their best efforts to preserve the Renewal Business and the Renewal Assets and, without limitation, preserve for Tech Lab Renewal’s relationships with their suppliers, customers and others having business relations with them;

(c)
Access. Until the Closing, give Tech Lab and its representatives full access to all of the properties, books, contracts, commitments and records of Renewal relating to Renewal, the Renewal Business and the Renewal Assets, and furnish to Tech Lab and its representatives all such information as they may reasonably request;

(d)
Procure Consents. Until the Closing, take all reasonable steps required to obtain, prior to Closing, any and all third party consents required to permit the Merger and to preserve and maintain the Renewal Assets, including the Renewal Material Contracts, notwithstanding the change in control of Renewal arising from the Merger; and

(e)
Reporting and Internal Controls. From and after the Effective Time, forthwith take all required actions to implement internal controls on the business of the Surviving Company to ensure that the Surviving Company complies with Section 13(b)(2) of the Exchange Act.

Authorization

6.2  Renewal hereby agrees to authorize and direct any and all federal, state, municipal, foreign and international governments and regulatory authorities having jurisdiction respecting Renewal to release any and all information in their possession respecting Renewal to Tech Lab. Renewal shall promptly execute and deliver to Tech Lab any and all consents to the release of information and specific authorizations which Tech Lab reasonably require to gain access to any and all such information.

Survival

6.3  The covenants set forth in this Article shall survive the Closing for the benefit of Tech Lab.

ARTICLE 7
CONDITIONS PRECEDENT

Conditions Precedent in favor of Tech Lab

7.1 Tech Lab’ obligations to carry out the transactions contemplated hereby are subject to the fulfillment (or waiver by Tech Lab) of each of the following conditions precedent on or before the Closing:

(a)	all documents or copies of documents required to be executed and delivered to Tech Lab hereunder will have been so executed and delivered;

(b)
all of the terms, covenants and conditions of this Agreement to be complied with or performed by Renewal or the Renewal Shareholders at or prior to the Closing will have been complied with or performed;

(c)	Tech Lab shall have completed its review and inspection of the books and records of Renewal and shall be reasonably satisfied with same in all material respects;

(d)
title to the Renewal Shares held by the Renewal Shareholders and to the Renewal Assets will be free and clear of all mortgages, liens, charges, pledges, security interests, encumbrances or other claims whatsoever not created by or through Tech Lab and/or the Acquirer;

(e)	the Certificate of Merger shall be executed by Renewal in form acceptable for filing with the Delaware Secretary of State;

(f)	subject to Article 8 hereof, there will not have occurred:

(i)
any material adverse change in the financial position or condition of Renewal, its liabilities or the Renewal Assets or any damage, loss or other change in circumstances materially and adversely affecting the Renewal Business or the Renewal Assets or Renewal's right to carry on the Renewal Business, other than changes in the ordinary course of business, none of which has been materially adverse, or

(ii)
any damage, destruction, loss or other event, including changes to any laws or statutes applicable to Renewal or the Renewal Business (whether or not covered by insurance) materially and adversely affecting Renewal, the Renewal Business or the Renewal Assets;

(g)	the transactions contemplated hereby shall have been approved by all other regulatory authorities having jurisdiction over the subject matter hereof, if any; and

(h)	all representations and warranties of Renewal and the Renewal Shareholders contained herein shall be true and correct as of the Closing Date.

Waiver by Tech Lab

7.2 The conditions precedent set out in the preceding section are inserted for the exclusive benefit of Tech Lab and any such condition may be waived in whole or in part by Tech Lab at or prior to Closing by delivering to Renewal and the Renewal Shareholders a written waiver to that effect signed by Tech Lab. In the event that the conditions precedent set out in the preceding section are not satisfied on or before the Closing, Tech Lab shall be released from all obligations under this Agreement.

Conditions Precedent in Favor of Renewal and the Renewal Shareholders

7.3 The obligations of Renewal and the Renewal Shareholders to carry out the transactions contemplated hereby are subject to the fulfillment of each of the following conditions precedent on or before the Closing:

(a)	all documents or copies of documents required to be executed and delivered to Renewal or the Renewal Shareholders hereunder will have been so executed and delivered;

(b)	all of the terms, covenants and conditions of this Agreement to be complied with or performed by Tech Lab or the Acquirer at or prior to the Closing will have been complied with or performed;

(c)	Renewal shall have completed its review and inspection of the books and records of Tech Lab and its subsidiaries and shall be reasonably satisfied with same in all material respects;

(d)
Tech Lab will have delivered the Acquisition Shares to be issued pursuant to the terms of the Merger to the Renewal Shareholders at the Closing and the Acquisition Shares will be registered on the books of Tech Lab in the name of the Renewal Shareholders at the Effective Time;

(e)	title to the Acquisition Shares will be free and clear of all mortgages, liens, charges, pledges, security interests, encumbrances or other claims whatsoever;

(f)	the Certificate of Merger shall be executed by the Acquirer in form acceptable for filing with the Delaware Secretary of State;

(g)	subject to Article 8 hereof, there will not have occurred

(i)
any material adverse change in the financial position or condition of Tech Lab, its subsidiaries, their assets of liabilities or any damage, loss or other change in circumstances materially and adversely affecting Tech Lab or the Tech Lab Business or Tech Lab’ right to carry on the Tech Lab Business, other than changes in the ordinary course of business, none of which has been materially adverse, or

(ii)
any damage, destruction, loss or other event, including changes to any laws or statutes applicable to Tech Lab or the Tech Lab Business (whether or not covered by insurance) materially and adversely affecting Tech Lab, its subsidiaries or its assets;

(i)	the transactions contemplated hereby shall have been approved by all other regulatory authorities having jurisdiction over the subject matter hereof, if any; and

(j)	all representations and warranties of Tech Lab and the Acquirer contained herein shall be true and correct as of the Closing Date.

Waiver by Renewal and the Renewal Shareholders

7.4 The conditions precedent set out in the preceding section are inserted for the exclusive benefit of Renewal and the Renewal Shareholders and any such condition may be waived in whole or in part by Renewal or the Renewal Shareholders at or prior to the Closing by delivering to Tech Lab a written waiver to that effect signed by Renewal and the Renewal Shareholders. In the event that the conditions precedent set out in the preceding section are not satisfied on or before the Closing Renewal and the Renewal Shareholders shall be released from all obligations under this Agreement.

Nature of Conditions Precedent

7.5 The conditions precedent set forth in this Article are conditions of completion of the transactions contemplated by this Agreement and are not conditions precedent to the existence of a binding agreement. Each party acknowledges receipt of the sum of $1.00 and other good and valuable consideration as separate and distinct consideration for agreeing to the conditions precedent in favor of the other party or parties set forth in this Article.

Confidentiality

7.6 Notwithstanding any provision herein to the contrary, the parties hereto agree that the existence and terms of this Agreement are confidential and that if this Agreement is terminated pursuant to the preceding section the parties agree to return to one another any and all financial, technical and business documents delivered to the other party or parties in connection with the negotiation and execution of this Agreement and shall keep the terms of this Agreement and all information and documents received from Renewal and Tech Lab and the contents thereof confidential and not utilize nor reveal or release same, provided, however, that Tech Lab may be required to issue news releases regarding the execution and consummation of this Agreement and file a Current Report on Form 8-K with the Securities and Exchange Commission respecting the proposed Merger contemplated hereby together with such other documents as are required to maintain the currency of Tech Lab’ filings with the Securities and Exchange Commission.

ARTICLE 8
RISK

Material Change in the Business of Renewal

8.1 If any material loss or damage to the Renewal Business occurs prior to Closing and such loss or damage, in Tech Lab' reasonable opinion, cannot be substantially repaired or replaced within sixty (60) days, Tech Lab shall, within two (2) days following any such loss or damage, by notice in writing to Renewal, at its option, either:

(a)	terminate this Agreement, in which case no party will be under any further obligation to any other party; or

(b)
elect to complete the Merger and the other transactions contemplated hereby, in which case the proceeds and the rights to receive the proceeds of all insurance covering such loss or damage will, as a condition precedent to Tech Lab' obligations to carry out the transactions contemplated hereby, be vested in Renewal or otherwise adequately secured to the satisfaction of Tech Lab on or before the Closing Date.

Material Change in the Tech Lab Business

8.2 If any material loss or damage to the Tech Lab Business occurs prior to Closing and such loss or damage, in Renewal's reasonable opinion, cannot be substantially repaired or replaced within sixty (60) days, Renewal shall, within two (2) days following any such loss or damage, by notice in writing to Tech Lab, at its option, either:

(a)	terminate this Agreement, in which case no party will be under any further obligation to any other party; or

(b)
elect to complete the Merger and the other transactions contemplated hereby, in which case the proceeds and the rights to receive the proceeds of all insurance covering such loss or damage will, as a condition precedent to Renewal's obligations to carry out the transactions contemplated hereby, be vested in Tech Lab or otherwise adequately secured to the satisfaction of Renewal on or before the Closing Date.

ARTICLE 9
CLOSING

Closing

9.1 The Merger and the other transactions contemplated by this Agreement will be closed at the Place of Closing in accordance with the closing procedure set out in this Article.

Documents to be Delivered by Renewal

9.2 On or before the Closing, Renewal and the Renewal Shareholders will deliver or cause to be delivered to Tech Lab:

(a)
the original or certified copies of the charter documents of Renewal and all corporate records documents and instruments of Renewal, the corporate seal of Renewal, if one exists, and all books and accounts of Renewal;

(b)
all reasonable consents or approvals required to be obtained by Renewal for the purposes of completing the Merger and preserving and maintaining the interests of Renewal under any and all Renewal Material Contracts and in relation to Renewal Assets;

(c)	certified copies of such resolutions of the shareholders and directors of Renewal as are required to be passed to authorize the execution, delivery and implementation of this Agreement;

(d)	an acknowledgement from Renewal of the satisfaction of the conditions precedent set forth in section 7.3 hereof;

(e)	such other documents as Tech Lab may reasonably require to give effect to the terms and intention of this Agreement.

Documents to be Delivered by Tech Lab

9.3 On or before the Closing, Tech Lab and the Acquirer shall deliver or cause to be delivered to Renewal and the Renewal Shareholders:

(a)	share certificates representing the Acquisition Shares duly registered in the names of the Renewal Shareholders;

(b)	certified copies of such resolutions of the directors of Tech Lab and the Acquirer as are required to be passed to authorize the execution, delivery and implementation of this Agreement;

(c)	an acknowledgement from Tech Lab of the satisfaction of the conditions precedent set forth in section 7.1 hereof;

(d)	undated resignation of Donna Silverman as a director of Tech Lab; and

(e)	such other documents as Renewal may reasonably require to give effect to the terms and intention of this Agreement.

ARTICLE 10
POST-CLOSING MATTERS

General

10.1 Forthwith after the Closing, Tech Lab, Renewal and the Renewal Shareholders agree to use all their best efforts to:

(a)	file the Certificate of Merger with the Secretary of State of Delaware;

(b)	issue a news release reasonably acceptable to each party reporting the Closing;

(c)
file with the Securities and Exchange Commission a report on Form 14f-1 disclosing the change in control of Tech Lab and, 10 days after such filing, date and accept the resignation of Donna Silverman as a director of Tech Lab;

(d)
file a Form 8-K with the Securities and Exchange Commission disclosing the terms of this Agreement which includes audited financial statements of Renewal as well as pro forma financial information of Renewal and Tech Lab as required by Regulation SB as promulgated by the Securities and Exchange Commission (all at no cost to the Renewal Shareholders); and

(e)	file reports on Form 3 (and Form 13D, where applicable) with the Securities and Exchange Commission disclosing the acquisition of the Acquisition Shares by the Renewal Shareholders.

(f)	Complete the funding of at least $1,000,000 by Cornell Capital Partners, LP.

ARTICLE 11
GENERAL PROVISIONS

Arbitration

11.1 The parties hereto shall attempt to resolve any dispute, controversy, difference or claim arising out of or relating to this Agreement by negotiation in good faith. If such good negotiation fails to resolve such dispute, controversy, difference or claim within thirty (30) days after any party delivers to any other party a notice of its intent to submit such matter to arbitration, then any party to such dispute, controversy, difference or claim may submit such matter to arbitration.

Any action or proceeding seeking to enforce any provision of, or based upon any right arising out of, this Agreement shall be settled by binding arbitration by a panel of three (3) arbitrators in accordance with the Commercial Arbitration Rules of the American Arbitration Association and governed by the laws of the State of Delaware (without regard to the choice-of-law rules or principles of that jurisdiction). Judgment upon the award may be entered in any court located in the State of Delaware, and all the parties hereto hereby expressly waive any objections or defense based upon lack of personal jurisdiction.

Each of the plaintiff and defendant party to the arbitration shall select one (1) arbitrator (or where multiple plaintiffs and/or defendants exist, one (1) arbitrator shall be chosen collectively by such parties comprising the plaintiffs and one (1) arbitrator shall be chosen collectively by those parties comprising the defendants) and then the two (2) arbitrators shall mutually agree upon the third arbitrator. Where no agreement can be reached on the selection of either a third arbitrator or an arbitrator to be named by either a group of plaintiffs or a group of defendants, any implicated party may apply to a judge of the courts of the State of Delaware, to name an arbitrator. Process in any such action or proceeding may be served on any party anywhere in the world.

Indemnification Provisions

11.2 Notice to Indemnifying Party. If any party (the "Indemnitee") receives notice of any claim or the commencement of any action or proceeding with respect to which the other party (or parties) is obligated to provide indemnification (the "Indemnifying Party") pursuant to Sections 3.3 or 5.3 hereof, the Indemnitee shall give the Indemnifying Party written notice thereof within a reasonable period of time following the Indemnitee’s receipt of such notice. Such notice shall describe the claim in reasonable detail and shall indicate the amount (estimated if necessary) of the losses that have been or may be sustained by the Indemnitee. The Indemnifying Party may, subject to the other provisions of this Section 11.2, compromise or defend, at such Indemnifying Party's own expense and by such Indemnifying Party's own counsel, any such matter involving the asserted liability of the Indemnitee in respect of a third-party claim. If the Indemnifying Party elects to compromise or defend such asserted liability, it shall within thirty (30) days (or sooner, if the nature of the asserted liability so requires) notify the Indemnitee of its intent to do so, and the Indemnitee, shall reasonably cooperate, at the request and reasonable expense of the Indemnifying Party, in the compromise of, or defense against, such asserted liability. The Indemnifying Party will not be released from any obligation to indemnify the Indemnitee hereunder with respect to a claim without the prior written consent of the Indemnitee, unless the Indemnifying Party delivers to the Indemnitee a duly executed agreement settling or compromising such claim with no monetary liability to or injunctive relief against the Indemnitee and a complete release of the Indemnitee with respect thereto. The Indemnifying Party shall have the right to conduct and control the defense of any third-party claim made for which it has been provided notice hereunder. All costs and fees incurred with respect to any such claim will be borne by the Indemnifying Party. The Indemnitee will have the right to participate, but not control, at its own expense, the defense or settlement of any such claim; provided, that if the Indemnitee and the Indemnifying Party shall have conflicting claims or defenses, the Indemnifying Party shall not have control of such conflicting claims or defenses and the Indemnitee shall be entitled to appoint a separate counsel for such claims and defenses at the cost and expense of the Indemnifying Party. If the Indemnifying Party chooses to defend any claim, the Indemnitee shall make available to the Indemnifying Party any books, records or other documents within its control that are reasonably required for such defense.

Notice

11.3 Any notice required or permitted to be given by any party will be deemed to be given when in writing and delivered to the address for notice of the intended recipient by personal delivery, prepaid certified or registered mail, or Facsimile. Any notice delivered by mail shall be deemed to have been received on the fourth business day after and excluding the date of mailing, except in the event of a disruption in regular postal service in which event such notice shall be deemed to be delivered on the actual date of receipt. Any notice delivered personally or by Facsimile shall be deemed to have been received on the actual date of delivery.

Addresses for Service

11.4 The address for service of notice of each of the parties hereto is as follows:

(a)	Tech Lab or the Acquirer:

Tech Laboratories, Inc.
1818 North Farwell Avenue
Milwaukee, Wisconsin 53202
Attn: John King, Chief Executive Officer
Phone: (414) 283-2616
Facsimile: 414-283-2610

(b)	Renewal:

Renewal Fuels, Inc.
1818 North Farwell Avenue
Milwaukee, Wisconsin 53202
Attn: John King, Chief Executive Officer
Phone: (414) 283-2616
Facsimile: 414-283-2610

Change of Address

11.5 Any party may, by notice to the other parties change its address for notice to some other address in North America and will so change its address for notice whenever the existing address or notice ceases to be adequate for delivery by hand. A post office box may not be used as an address for service.

Further Assurances

11.6 Each of the parties will execute and deliver such further and other documents and do and perform such further and other acts as any other party may reasonably require to carry out and give effect to the terms and intention of this Agreement.

Time of the Essence

11.7 Time is expressly declared to be the essence of this Agreement.

Entire Agreement

11.8 The provisions contained herein constitute the entire agreement among Renewal, the Renewal Shareholders, the Acquirer and Tech Lab respecting the subject matter hereof and supersede all previous communications, representations and agreements, whether verbal or written, among Renewal, the Renewal Shareholders, the Acquirer and Tech Lab with respect to the subject matter hereof.

Enurement

11.9 This Agreement will enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.

Assignment

11.10 This Agreement is not assignable without the prior written consent of the parties hereto.

Expenses

11.11  Each party agrees to pay, without right of reimbursement from any other party and regardless of whether or not the transaction is consummated, the costs incurred by it in connection with this transaction, including legal fees and other costs incidental to the negotiation of the terms of the transaction and the preparation of related documentation.

Counterparts

11.12 This Agreement may be executed in counterparts, each of which when executed by any party will be deemed to be an original and all of which counterparts will together constitute one and the same Agreement. Delivery of executed copies of this Agreement by Facsimile will constitute proper delivery, provided that originally executed counterparts are delivered to the parties within a reasonable time thereafter.

Applicable Law

11.13 This Agreement is subject to the laws of the State of Delaware.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF the parties have executed this Agreement effective as of the day and year first above written.

TECH LABORATORIES, INC.

By:	/s/ JOHN KING
John King, Chief Executive Officer

RENEWAL FUELS ACQUISITIONS, INC.

By:	/s/ JOHN KING
John King, Chief Executive Officer

RENEWAL FUELS, INC.

By:	/s/ JOHN KING
John King, Chief Executive Officer